BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG 333 WEST
                            WACKER DRIVE, SUITE 2700
                             CHICAGO, ILLINOIS 60606
                            Telephone (312) 984-3100
                            Facsimile (312) 984-3150


                                December 7, 1999

UnionBancorp, Inc.
122 West Madison Street
Ottawa, Illinois  61350

                  Re:  REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to UnionBancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), registering the offer and sale of up to 50,000 of the Company's common shares, $1.00 par value (the "Shares"), pursuant to the Company's 1999 Non-Qualified Stock Option Plan (the "Plan"). In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

         With respect to the opinions expressed above, we are qualified to practice law in the State of Illinois and express no opinion concerning any law other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the laws of the United States of America.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

         This opinion is being furnished to you solely for your benefit in connection with the transactions set forth above. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                           Very truly yours,


                           /s/ BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                           -----------------------------------------------------
                           BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG


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